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                                                                     EXHIBIT 3-D
                                                As amended through July 21, 1993
                                                         and on October 12, 1994

                           FOXMEYER HEALTH CORPORATION

                                     BYLAWS

                                     OFFICES

        1. The principal office shall be in the City of Wilmington, County of New Castle, State of Delaware, and the name of the resident agent in charge thereof is Corporation Trust Company.

           The Corporation may also have offices outside the State of Delaware at such places as the Board of Directors may, from time to time, appoint or the business of the Corporation may require.

                                      SEALS

        2. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed, reproduced or otherwise.

                             STOCKHOLDERS' MEETINGS

        3. All the meetings of the stockholders shall be held at the office of the Corporation in the City of Wilmington, County of New Castle and State of Delaware, or at such other places as the Board of Directors may determine.

        4. The annual meeting of the stockholders shall be held on the third Wednesday of July of each year, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 A.M. (Daylight Savings Time, if in effect), or at such other date and time as the Board of Directors may determine. At the annual meeting of stockholders, the stockholders shall elect by a plurality vote, by ballot, a Board of Directors and may transact any and all other business which may be brought before the meeting.

        5. The holders of forty percent (40%) of the issued and outstanding stock of the Corporation entitled to vote, present in person or represented by proxy, shall constitute a quorum, except as otherwise required by the laws of Delaware, by the Certificate of Incorporation or by these Bylaws. In the event of lack of a quorum, the chairman of the meeting or a majority in interest of the stockholders present in person or represented by proxy may adjourn the meeting from time to time without notice other than an announcement at the

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meeting until a quorum shall be obtained. At any such adjournment meeting at which there is a quorum, any business may be transacted which might have been transacted at the meeting originally called.

        6. At each meeting of the stockholders every stockholder having the right to vote shall be entitled to vote, in person or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date no more than three (3) years prior to said meeting, unless said instrument provides for a longer period. Each stockholder shall have one vote for each share of stock having voting power registered in his name on the books of the Corporation on the date fixed as the record date for the determination of stockholders entitled to vote. The vote for directors, and, upon the demand of any stockholder the vote upon any question before the meeting, shall be by ballot. All elections shall be had and, except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, all questions decided by a plurality vote. All proxies shall be filed with the Secretary.

           Notwithstanding any other provision in these Bylaws or the Certificate of Incorporation, all proxies, consents, ballots and voting tabulations that identify stockholders shall be kept confidential, except when disclosure is mandated by applicable law or such disclosure with respect to a proxy, consent, ballot or voting of a particular stockholders is expressly requested by such stockholders. The tabulators and inspectors of election in respect to all proxies, consents, ballots and voting with respect to the Corporation shall be independent and not be directors, officers or employees of the Corporation.

        7. Written notice of the annual meeting of stockholders shall be mailed, postage prepaid, at least ten (10) days prior to the meeting to each stockholder entitled to vote thereat at such address as appears on the stock transfer books of the Corporation.

        8. Each election of directors shall be conducted by two (2) inspectors or judges, who may or may not be stockholders, appointed by the presiding officer of the meeting. The inspectors or judge shall be sworn to the faithful performance of their duties and shall, in writing, certify to the returns. No person who is a candidate for the office of director shall be an inspector or judge.

        9. A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order with the residence of each and the number of voting shares held by each, shall be prepared by the Secretary and filed in the office where the election is to be held at least ten (10) days before every election, and shall at all times during the usual hours for business and during the whole time of said election be open to the examination of any stockholder.

        10. Special meetings of the stockholders, for any purpose or purposes unless otherwise prescribed by statute, may be called at any time by the Board of Directors and shall be called by the Chairman of the Board, or either Co-Chairman of the Board, as the case may be, the President or Secretary at the request in writing of stockholders owning a majority in amount of

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the entire capital stock of the Corporation issued and outstanding and entitled to vote thereat. Such request shall state the purpose or purposes of the proposed meeting.

        11. Business transacted at all special meetings of stockholders shall be confined to the matters stated in the call.

        12. Written notice of each special meeting of stockholders, stating the time and place and the purpose or purposes for which the meeting is called, shall be mailed, postage prepaid, at least ten (10) days before such meeting, to each stockholder entitled to vote thereat at such address as appears on the stock transfer books of the Corporation.

        12A. Subject to the rights of the holders of the Corporation's preferred stock, written notice of the intent to make a nomination at a meeting of stockholders must be received by the Secretary of the Corporation not later than
(a) with respect to an election to be held at an annual meeting of stockholders, 45 days in advance of such meeting; and (b) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. The foregoing sentence shall not be subject to amendment, alteration or repeal by the Board of Directors. The notice must contain (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of the Corporation's stock entitled to vote at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholders and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominee or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors of the Corporation; and (e) the consent of each nominee to serve as a director of the Corporation if so elected.

                                    DIRECTORS

        13. The property and business of this Corporation shall be managed by its Board of Directors. Directors need not be stockholders. The directors shall be divided into three classes with the total number of directors to be allocated among the three classes as equally as possible. The term of office of the first class shall expire at the annual meeting next ensuring; of the second class one year thereafter; of the third class two years thereafter; and at each annual meeting election held after such classification and election, directors shall be chosen for a full three-year term to succeed those whose terms expire and to serve in such capacity until his or her successor has been duly elected and qualified. The election of directors by classes as provided herein shall be irrespective of the directors which any separate class of shareholders may elect pursuant to the provisions of any resolution that may be adopted by the directors under

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Section 151 of the Delaware General Corporation Law and Article Fourth of this
Corporation's Restated Certificate of Incorporation in regard to the authorization of one or more series of preferred stock.

        14. The directors may hold their meetings, have one or more officers and keep the books of the Corporation outside of Delaware at such place or places as they may from time to time determine.

        15. The Board of Directors shall have and exercise all the powers belonging or pertaining to the Corporation as fully and in all respects and with like effect as the stockholders in their corporate capacity could have and exercise the same, excepting only as to such matters as by law, or the Certificate of Incorporation or these Bylaws require the action of the stockholders. The Board of Directors hall have the power to create such offices and appoint such officers, in addition to those prescribed by these Bylaws, and such other agents and officers, agents and employees, including the officers provided for in these Bylaws; to declare and pay such dividends out of the net earnings of the Corporation as it deems proper; to fix from time to time the amount to be reserved as working capital; to hold in reserve such part of the earnings as it deems proper and to invest the same in any property necessary or property in its judgment, to carry on, improve and enlarge the business and property of the Corporation; to incur such indebtedness, to enter into such contracts, to acquire such property, to sell, convey, transfer, mortgage and exchange such portions of the property of the Corporation, and generally to conduct, manage and control the business and property of the Corporation in such manner as the Directors, in their judgment, deem proper.

                   CHANGE IN NUMBER OF DIRECTORS AND VACANCIES

        16. The number of Directors of the Corporation shall be fixed from time to time by resolution of a majority of the entire Board of Directors, provided that the number of directors of the Corporation shall not be fixed at less than three (3), and further provided that the total number of directors shall be divided as equally as possible among the three classes of Directors as specified in Section 13 above. If the office of any director or directors becomes vacant by reason by death, resignation, retirement, disqualification, removal from office, or otherwise, a majority of the remaining directors, through less than a quorum, shall choose a successor or successors, who shall hold office until the next election of the class or classes for which such director or directors shall have been chosen and until a successor or successors shall have been duly elected and qualified. Notwithstanding any other provision of these Bylaws, and, if authorized by the Certificate of Incorporation of the Corporation, the affirmative vote of the holders of 80% or more of the voting power of the shares of the then outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, this
Section 16 or Section 13 of these Bylaws.

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                                   COMMITTEES

        17. The Board of Directors may, by resolution, establish an Executive Committee which shall consist of not less than two (2) members of the Board of Directors. The Executive Committee shall consist of the Co-Chairmen of the Board and such other members of the Board of Directors as may be appointed by such resolution. Subject to the limitations imposed by the laws of Delaware, the Certificate of Incorporation, these Bylaws or a resolution of the Board of Directors, the Executive Committee shall have the authority to exercise all of the powers of the Board of Directors in the management and business affairs of the Company. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board when required.

        18. The Board of Directors may, by resolution, designate such additional standing committees or special committees of the Board of Directors as it may, from time to time, deem appropriate.

                            COMPENSATION OF DIRECTORS

        19. Directors shall be compensated for their services in such manner as the Board of Directors may determine, and in addition to such allowance they shall be reimbursed for necessary traveling expenses incurred in attending the meetings away from their respective homes. The Corporation shall not enter into or extend any agreements or arrangements pursuant to which compensation would be paid to any director, officer or employee of the Corporation contingent upon a change of control, merger or acquisition of the Corporation, without the affirmative vote of a majority of the issued and outstanding stock of the Corporation entitled to vote.

        20. Members of the Executive Committee or other special or standing committees shall also be compensated in such manner as the Board of Directors may determine.

                              MEETINGS OF THE BOARD

        21. The newly elected Board may meet, at the place of holding and immediately following the annual meeting of the stockholders at which they are elected, for the purpose of organization, election of officers and transacting such other business as shall be brought before the meeting, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a majority of the whole Board shall be present, or they may meet at such place and time as shall be fixed by the Chairman of the Board or the majority of the Directors on like notice as hereinafter provided for the calling of special meetings of the Board.

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         22. Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by the Board. Special meetings of the Board may be called by the Chairman of the Board, or either of the Co-Chairmen of the Board, as the case may be, on five (5) days' notice to each Director by mail or on two (2) days' notice to each Director by telephone or telegram. Special meetings shall be called by the Chairman of the Board, or either of the Co-Chairmen of the Board, as the case may be, the President or Secretary in like manner and on like notice on the written request of as majority of the Directors.

        23. At all meetings of the Board the presence of a majority of the Directors shall be necessary and sufficient to constitute a quorum for the transaction and sufficient to constitute a quorum for the transaction of business and, except as may be otherwise specifically provided by law or by the Certificate of Incorporation or by these Bylaws, the act of a majority of the Directors present or any meeting at which there is a quorum shall be the act of the Board of Directors.

                                    OFFICERS

        24. The officers of the Corporation shall be chosen by the Board of Directors at the first meeting of the Board after each annual meeting of stockholders and shall be a Chairman of the Board, or two Co-Chairmen of the Board who shall be members of the Board, a Chief Executive Officer, who need not be a member of the Board and a President, who shall be a member of the Board, and a Secretary, who need not be a member of the Board. The Board of Directors may also choose one or more Vice Chairmen, such number of Vice Presidents as it shall deem necessary, a Treasurer, a Controller and such number of Assistant Secretaries, Assistant Treasurer and Assistant Controllers as it shall deem necessary, who shall hold their offices for such terms and shall have such authority, exercise such powers and perform such duties as shall be determined from time to time by the Board. Any number of officers may be held by the same person.

        25. The officers of the Corporation shall hold office until their successors are chosen and qualify in their stead. Any officer, agent or employee of the Corporation may be removed or suspended at any time by the affirmative vote of a majority of the whole Board of Directors. If the office or any officer or officers becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

                   DUTIES AND POWERS OF OFFICERS AND DIRECTORS

                            THE CHAIRMAN OF THE BOARD

        26. The Chairman of the Board, or the Co-Chairmen of the Board, as the case may be, shall preside at all meetings of the stockholders and of the Board of Directors. Under the direction of the Board of Directors, the Chief Executive Officer of the Corporation shall have

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the general management and control, subject to the approval of the Board of
Directors, of the business and property of the Corporation; shall direct all officers, employees and agents of the Corporation; shall see that all orders and resolutions of the Board of Directors are carried into effect; and shall perform all such other duties and exercise all such other powers as are usually incident and pertain to the chief executive officer of a corporation as well as such other duties and powers as the Board of Directors may from time to time prescribed. He may, from time to time, delegate to any other officer or officers any of his duties or powers.

        27. Either of the Co-Chairmen of the Board, in the absence of the other, shall perform the duties of the Chairman of the Board and shall perform such other duties as the Board of Directors may prescribe.

                                  THE PRESIDENT

        28. The President, in the absence or disability of both of the Co-Chairmen of the Board, shall preside at all meetings of the stockholders and of the Board of Directors and perform the duties and exercise the powers of the Chairman of the Board, exception only such powers and duties as the Chairman of the Board or the Co-Chairmen of the Board, as the case may be, shall delegate to other officers, and he shall perform such other duties as the Board of Directors shall prescribed.

                                 VICE PRESIDENTS

        29. In the absence or disability of the President, the Vice President designated by the Board of Directors shall, under the direction of the Board, perform the duties and exercise the powers of the President. Such Vice President shall perform such other duties as the Board of Directors shall from time to time prescribe.

                     THE SECRETARY AND ASSISTANT SECRETARIES

        30. The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the proceedings of the meetings of the stockholders and Directors in a book to be kept for that purpose; and shall perform like duties for the Executive Committee and other standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors. He shall keep in safe custody the seal of the Corporation and when authorized by the Board of Directors or the Executive Committee affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature. He shall be sworn to the faithful discharge of his duty.

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         31. The Assistant Secretaries shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and shall perform such other duties as the Board of Directors shall prescribed.

                       DUTIES OF OFFICERS MAY BE DELEGATED

        32. In case of the absence of any officer of the Corporation, or for any other reason the Board of Directors may deem sufficient, the Board may delegate, for the time being, the powers or duties, or any of them, of such officer or any other officer, or to any director, provided a majority of the entire Board of Directors concur therein.

                              CERTIFICATES OF STOCK

        33. The certificates for shares of capital stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the Chairman of the Board, or either of the Co-Chairmen of the Board, as the case may be, or the President or a Vice President and by the Treasurer or the Secretary or an Assistant Secretary. Any or all of the signatures on the certificates may be a facsimile.

        34. The form of the stock certificates of the Corporation shall be such as shall be prescribed and adopted by the Board of Directors from time to time.

        35. All certificates for shares of capital stock of the Corporation shall be registered by a Registrar, selected by the Board of Directors and certificates shall not be valid unless countersigned by such Registrar, which signature of the Registrar may be a facsimile.

                               TRANSFERS OF STOCK

        36. Transfers of capital stock shall be made on the books of the Corporation only by the stockholder named in the certificate, in person or by duly authorized attorney. No transfer shall be made unless and until the certificate previously issued for the share or shares to be transferred shall have been properly endorsed and surrendered for cancellation. All certificates shall be issued and all transfers shall be made by a Transfer Agent selected by the Board of Directors and certificates shall not be valid unless countersigned by such Transfer Agent, which signature of the Transfer Agent may be a facsimile.

        37. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in

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respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, more than sixty (60) days prior to any other action, and in such case only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at such meeting, or to express consent to corporate action in writing without a meeting, or to receive payment of such dividend or other distribution or allotment of rights, or to exercise any rights in respect of any change, conversion or exchange of stock, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

                             REGISTERED STOCKHOLDERS

        38. The Corporation shall be entitled to treat the holder of record of any share or shares of its capital stock as the absolute owner thereof for all purposes and shall not be bound to recognize any equitable or other interest in or claim to such shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

                                LOST CERTIFICATES

        39. Any person requesting a certificate or evidence of stock to be issued in place of one lost or destroyed shall be required to make an affidavit of affirmation as to the loss or destruction in such manner as the Board of Directors may require, and to give the Corporation and its Transfer Agents and Registrars a bond in such sum, as they may require to indemnify the Corporation and its Transfer Agents and Registrars against any claim that may be made against them or either of them on account of the alleged loss of any such certificate, and the Board of Directors, being satisfied as to the loss or destruction of the missing certificate shall have power to order and direct a new certificate of the same tenor and for the same number of shares as the one alleged to be lost or destroyed to be issued in lieu thereof, provided however, that a new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors, it is proper to do so. The Board shall have authority to make a general arrangement with its Transfer Agents and Registrars to provide an open penalty bond of indemnity without the necessity of individual bonds in each case and evidence of such loss or destruction may be presented to the Transfer Agents and Registrars.

                               INSPECTION OF BOOKS

        40. No stockholder shall have the right to inspect any account nor book or document of the Corporation except as conferred by the laws of the State of Delaware.

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                                   FISCAL YEAR

        41. The fiscal year shall begin the first day of April in each year.

                                    DIVIDENDS

        42. Dividends upon the capital stock of the Corporation, subject to the provision of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock.

                                     NOTICES

        43. Whenever under the provisions of these Bylaws notice is required to be given to any Director, officer or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, postage prepaid, addressed to such stockholder, officer or Director at such address as appears on the books of the Corporation, or in default of other address, to such Director, officer or stockholder, at the General Post Office in the City of Wilmington, Delaware and such notice shall be deemed to be given at the time when the same shall be thus mailed. Whenever any notice whatsoever is required to be given under the provisions of these Bylaws, or under the provisions of the statutes of the State of Delaware, a waiver thereof in writing, signed by the stockholder, Director or officer entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   AMENDMENTS

        44. The Board of Directors, by a majority vote of the entire Board of Directors, may amend, alter or repeal these Bylaws but any such action of the Board of Directors shall be subject to amendment or repeal by a majority vote of the stockholders at any annual meeting or at any special meeting called for such purposes. The stockholders may adopt a Bylaw or Bylaws by a majority vote at any annual meeting or at any special meeting called for such purposes. The stockholders may adopt a Bylaw or Bylaws by a majority vote at any such annual or special meeting and any Bylaw so adopted may contain the provision that it is not subject to amendment or repeal by the Board of Directors.

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

        45. The Corporation shall indemnify its Directors and officers against all reasonable expense incurred by them in defending claims made or suits brought against them as Directors or officers and against all liability in such suits, except in such cases as involve gross negligence

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or willful misconduct in the performance of their duties. Such indemnification shall extend to the payment of judgments against the Directors and officers and the reimbursement of amounts paid in settlement of such claims or actions, and may apply to judgments in favor of the corporation or amounts paid in settlement to the Corporation. Such indemnification shall also extend to the payment of counsel fees and expenses of officers and directors in suits against them where successfully defended by such officers and Directors; or where unsuccessfully defended, if the claim or action does not arise from the gross negligence or willful misconduct of such officers or directors. The Corporation shall also make payment to its Directors and officers of expenses incurred by them in defending such claims made or suits brought in advance of the disposition of such action, suit or proceeding. Such rights of indemnification and advancement of expenses shall not be exclusive of any right to which any Director or officer may be entitled as a matter of law and shall extend to the estates of deceased Directors or officers.


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